UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 23, 2016, the Company held its 2016 Annual Meeting of Members (the “Annual Meeting”).  The only matter voted upon by the members at the Annual Meeting was the election of one governors to serve for a term of three years, or until a successor has been elected and qualified or such governor’s earlier death, resignation or removal.  Votes were solicited in person and by proxy.

There was one nominee for the governor position, incumbent Robert J. Ferguson.  The votes for the nominee were as follows:

Name	Votes For	Votes Withheld / Abstaining
Robert J. Ferguson	14,888,723	1,520,200

As a result, Mr. Ferguson was re-elected as governor of the Company to serve a three-year term expiring at the 2019 Annual Meeting or until his successor has been elected and qualified or his earlier death, resignation or removal.

No other matters were voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: March 28, 2016	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer